UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(D) of The

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) July 14, 2011

ELECTRONIC ARTS INC.

(Exact Name of EA as Specified in Its Charter)

Delaware	0-17948	94-2838567
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

209 Redwood Shores Parkway, Redwood City, California 94065-1175

(Address of Principal Executive Offices) (Zip Code)

(650) 628-1500

(EA’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of EA under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Item 3.02	Unregistered Sales of Equity Securities.

Convertible Notes Purchase Agreement

On July 14, 2011, Electronic Arts Inc. (“EA”) entered into a Purchase Agreement (the “Purchase Agreement”) with Morgan Stanley & Co. Incorporated, as representative of the initial purchasers set forth on Schedule I thereto (collectively, the “Initial Purchasers”) with respect to the offer and sale of $550 million aggregate principal amount of EA’s 0.75% Convertible Senior Notes due 2016 (the “Firm Notes”). The Company also granted the Initial Purchasers an option to purchase up to an additional $82,500,000 principal amount of notes (the “Additional Notes” and together with the Firm Notes, the “Notes”) solely to cover over-allotments. The Initial Purchasers exercised their option to purchase the maximum amount of the Additional Notes on July 15, 2011. The Purchase Agreement includes customary representations, warranties and covenants. Under the terms of the Purchase Agreement, EA has agreed to indemnify the Initial Purchasers against certain liabilities.

The preceding description of the Purchase Agreement is a summary only and is qualified in its entirety by reference to the Purchase Agreement, which is attached hereto as Exhibit 1.1 and is incorporated herein by reference.

Call Option and Warrant Agreements

On July 14, 2011, in connection with the pricing of the Notes, and on July 18, 2011, in connection with the Initial Purchasers’ exercise of their over-allotment option, EA entered into privately negotiated convertible note hedge transactions (the “Hedge Transactions”) with certain option counterparties (the “Option Counterparties”). The Hedge Transactions cover, subject to customary anti-dilution adjustments, approximately 19.9 million shares of EA’s common stock, which is equal to the number of shares of EA’s common stock that will initially underlie the Notes. These transactions are expected to reduce the potential dilution with respect to EA’s common stock upon conversion of the Notes. Separately, EA also has entered into privately negotiated warrant transactions with the Option Counterparties to purchase, subject to customary anti-dilution adjustments, approximately 19.9 million shares of EA’s common stock, with a strike price of $41.14 (the “Warrant Transactions”). The Warrant Transactions will have a dilutive effect with respect to EA’s common stock to the extent that the market price per share of its common stock exceeds the strike price of the warrants on or prior to the expiration date of the warrants.

The cost to EA of the Hedge Transactions, after taking into account the proceeds to EA from the Warrant Transactions, is approximately $42.3 million.

The Option Counterparties or their respective affiliates may enter into or unwind various over-the-counter derivatives and/or purchase or sell EA’s common stock in open market and/or privately negotiated transactions prior to maturity of the Notes, including during any observation period for the settlement of conversions of Notes, which could adversely impact the price of EA’s common stock and of the Notes.

The above description of the Hedge Transactions and the Warrant Transactions is a summary only and is qualified in its entirety by reference to the forms of the Call Option Agreement and the Warrant Agreement executed by the Company and each Option Counterparty on July 14, 2011 and the forms of the Additional Call Option Agreement and Additional Warrant Agreement executed by the Company and each Option Counterparty on July 18, 2011, which are attached hereto as Exhibit 10.1, 10.2, 10.3 and 10.4, respectively and are incorporated herein by reference.

Convertible Notes Indenture

On July 20, 2011, in connection with the issuance of the Notes, EA entered into an Indenture (the “Indenture”) with respect to the Notes with U.S. Bank National Association, as Trustee (the “Trustee”).

Under the Indenture, the Notes will be senior unsecured obligations of EA and will pay interest semiannually at a rate of 0.75% per annum. The Notes will be convertible into shares of EA’s common stock at an initial conversion rate of 31.5075 shares per $1,000 principal amount of Notes (equivalent to an initial conversion price of approximately $31.74 per share). The initial conversion price represents a premium of 35% to the $23.51 per share closing price of EA’s common stock on July 14, 2011.

Prior to April 15, 2016, the notes will be convertible only upon the occurrence of certain events and during certain periods, and thereafter, at any time until the close of business on the second scheduled trading day immediately preceding the maturity date of the notes. Interest on the notes will be payable semiannually in arrears at a rate of 0.75% per annum on January 15 and July 15 of each year, beginning on January 15, 2012. The notes will mature on July 15, 2016, unless previously purchased or converted in accordance with their terms prior to such date.

The conversion rate is subject to customary anti-dilution adjustments, but will not be adjusted for any accrued and unpaid interest. Following certain corporate events described in the Indenture that occur prior to the maturity date, the conversion rate will be increased for a holder who elects to convert its Notes in connection with such corporate event in certain circumstances.

The notes are not redeemable prior to maturity, and no sinking fund is provided for the Notes.

Upon conversion of the Notes, holders will receive cash up to the principal amount of each Note, and any excess conversion value will be delivered in shares of EA’s common stock.

If EA undergoes a “fundamental change,” as defined in the Indenture, subject to certain conditions, holders may require EA to purchase for cash all or any portion of their Notes. The fundamental change purchase price will be 100% of the principal amount of the Notes to be purchased plus any accrued and unpaid interest up to but excluding the fundamental change purchase date.

The Indenture contains customary terms and covenants, including that upon certain events of default occurring and continuing, either the Trustee or the holders of at least 25% in principal amount of the outstanding Notes may declare 100% of the principal of and accrued and unpaid interest on all the Notes to be due and payable.

The above description of the Indenture and the Notes is a summary only and is qualified in its entirety by reference to the Indenture (and the Form of Notes included therein), which is attached hereto as Exhibit 4.1 and is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

Attached hereto as Exhibits 99.1 and 99.2 and incorporated by reference herein are, respectively, (i) a press release dated July 14, 2011 describing the pricing of an offering of $550 million principal amount of 0.75% convertible senior notes offered pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and (ii) a slide presentation dated July 20, 2011 posted on EA’s Investor Relations website following the completion of the offering. Neither the information contained in this Item 7.01 of this Form 8-K nor the information in the press releases shall be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

1.1	Purchase Agreement dated as of July 14, 2011 between EA and Morgan Stanley & Co. Incorporated.

4.1	Indenture (including form of Notes) with respect to EA’s 0.75% Convertible Senior Notes due 2016 dated as of July 20, 2011 by and between EA and U.S. Bank National Association.

10.1	Form of Call Option Agreement dated as of July 14, 2011 between EA and each Option Counterparty

10.2	Form of Warrant Agreement dated as of July 14, 2011 between EA and each Option Counterparty

10.3	Form of Additional Call Option Agreement dated as of July 18, 2011 between EA and each Option Counterparty

10.4	Form of Additional Warrant Agreement dated as of July 18, 2011 between EA and each Option Counterparty

99.1	Press release dated July 14, 2011.

99.2	Slide presentation dated July 20, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, EA has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ELECTRONIC ARTS INC.

Dated: July 20, 2011

By: /s/ Stephen G. Bené
Stephen G. Bené
Senior Vice President, General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit No.	Description

1.1	Purchase Agreement dated as of July 14, 2011 between EA and Morgan Stanley & Co. Incorporated.

4.1	Indenture (including form of Notes) with respect to EA’s 0.75% Convertible Senior Notes due 2016 dated as of July 20, 2011 by and between EA and U.S. Bank National Association.

10.1	Form of Call Option Agreement dated as of July 14, 2011 between EA and each Option Counterparty

10.2	Form of Warrant Agreement dated as of July 14, 2011 between EA and each Option Counterparty

10.3	Form of Additional Call Option Agreement dated as of July 18, 2011 between EA and each Option Counterparty

10.4	Form of Additional Warrant Agreement dated as of July 18, 2011 between EA and each Option Counterparty

99.1	Press release dated July 14, 2011.

99.2	Slide presentation dated July 20, 2011.